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Exhibit 99.1

FOR IMMEDIATE RELEASE

[iPCS Logo]

Contact:
Mark Spencer
Burson-Marsteller
312-596-3628

iPCS, INC., A PCS AFFILIATE OF SPRINT, ANNOUNCES SUBSCRIBER TOTALS FOR THE QUARTER ENDED SEPTEMBER 30, 2004

ANNOUNCES CONFERENCE CALL TO DISCUSS RESULTS FOR THE QUARTER AND FISCAL YEAR

SCHAUMBURG, IL, November 9, 2004—iPCS, Inc. (Pink Sheets: "IPCX"), the PCS affiliate of Sprint that owns and operates the Sprint PCS network in 40 markets in four Midwestern states, announced today that it now serves more than 240,500 customers. For the fourth fiscal quarter, which ended September 30, 2004, the Company reported gross activations of approximately 30,300 with net additions of approximately 7,500. Monthly churn, net of 30 day deactivations, was 2.9% for the quarter.

        The Company also announced that it will conduct a conference call to discuss its financial and operating results for the quarter and fiscal year ended September 30, 2004 on Thursday, December 16, 2004, at 11:00 a.m. Eastern Time (10:00 a.m. Central Time). The Company intends to announce its results prior to the market opening on December 16, 2004.

        Participating in the call will be Tim Yager, president and chief executive officer, and Steb Chandor, executive vice president of operations and chief financial officer. To listen to the call, dial 1-888-396-2386 at least five minutes before the conference call begins using a pass code of 91269509. Those calling in from international locations should dial 1-617-847-8712 and use the same pass code. A replay of the call will be available at 1:00 p.m. Eastern Time December 16, 2004. To access the replay, dial 1-888-286-8010 using a pass code of 60759656. To access the replay from international locations, dial 1-617-801-6888 and use the same pass code. The call will also be webcast and can be accessed at the Investor Relations page of the iPCS website at www.ipcswirelessinc.com. Replay of the webcast and the call will be available through midnight on December 23, 2004.

About iPCS, Inc.

        iPCS is the PCS Affiliate of Sprint with the exclusive right to sell wireless mobility communications, network products and services under the Sprint brand in 40 markets in Illinois, Michigan, Iowa and eastern Nebraska with approximately 7.8 million residents. The territory includes key markets such as Grand Rapids, Michigan, Champaign-Urbana and Springfield, Illinois, and the Quad Cities of Illinois and Iowa. iPCS is headquartered in Schaumburg, Illinois. For more information, please visit our website at www.ipcswirelessinc.com.

About Sprint

        Sprint is a global integrated communications provider serving more than 26 million customers in over 100 countries. With more than $26 billion in annual revenues in 2003, Sprint is widely recognized for developing, engineering and deploying state-of-the-art network technologies, including the United States' first nationwide all-digital, fiber-optic network and an award-winning Tier 1 Internet backbone. Sprint provides local communications services in 39 states and the District of Columbia and operates the largest 100-percent digital, nationwide PCS wireless network in the United States. For more information, visit www.sprint.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

        This news release contains forward-looking statements that are based on current expectations, estimates, forecasts and projections about iPCS, the wireless industry, our beliefs and our management's assumptions. Words such as "expects," "anticipates," "targets," "goals," "projects," "intends," "plans," "believes," "seeks," "estimates" and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. Factors that could cause actual results to differ include: the effect of fresh start accounting; the timing and ultimate completion of any tower sales; the effectiveness of a recent amendments to the Sprint affiliation agreements; the competitive nature of the wireless market; the potential of mergers and acquisitions or territory expansions; the potential to experience a high rate of customer turnover; our ability to predict future customer growth, as well as other key operating metrics; the competitiveness and impact of Sprint PCS pricing plans, products and services; the ability to successfully leverage 3G products and services; customer credit quality; the ability of Sprint PCS to provide back office, customer care and other services; consumer purchasing patterns; potential fluctuations in quarterly results; an adequate supply of subscriber equipment; risks related to our ability to compete with larger, more established businesses; rapid technological and market change; risks related to future growth and expansion; rates of penetration in the wireless industry; and adequacy of bad debt and other reserves.

        For a detailed discussion of these and other cautionary statements and factors that could cause actual results to differ from any forward-looking statements, please refer to iPCS' filings with the Securities and Exchange Commission (the "SEC"), especially in the "risk factors" sections of iPCS' Form S-1 and S-4 and in any subsequent filings with the SEC. Investors and analysts should not place undue reliance on forward-looking statements. Except as otherwise required under federal securities laws and the rules and regulations of the SEC, we do not have any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

        This press release shall not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful.

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iPCS, INC., A PCS AFFILIATE OF SPRINT, ANNOUNCES SUBSCRIBER TOTALS FOR THE QUARTER ENDED SEPTEMBER 30, 2004